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                                                                   EXHIBIT 10.85

                              AMENDMENT NUMBER FIVE
                        COUNTRYWIDE FINANCIAL CORPORATION
                             1987 STOCK OPTION PLAN
                   (AMENDED AND RESTATED AS OF JULY 12, 1989)

         WHEREAS, the Board of Directors of Countrywide Financial Corporation (the "Company") declared a stock dividend effective as of December 17, 2003, which represents a 4-for-3 split of the Company's common stock;

         WHEREAS, pursuant to Section 17 of the Countrywide Financial Corporation 1987 Stock Option Plan (the "1987 Stock Plan"), the Compensation Committee of the Board of Directors ("the Committee") shall determine the appropriate adjustments, if any, to make;

         WHEREAS, the Committee wishes to amend Section 17 to enable the Board to make such adjustments by resolution, or, alternatively, for such adjustments to be automatic;

         NOW THEREFORE, the Plan is amended to read as follows effective December 17, 2003.

         1. Section 3, SHARES SUBJECT TO PLAN, of the 1987 Stock Plan is hereby deleted and new Section 3 is inserted in its place as follows:

                           "Subject to Section 17 hereof, the stock to be
                  offered under this Plan shall be authorized but unissued Shares. The aggregate number of Shares issuable under this Plan shall not exceed 2,000,000 Shares, of which no more than 1,278,509 may be issuable to directors, subject to adjustment as set forth in Section 17 of this Plan. If any options granted under the Plan shall terminate, expire or be cancelled without having been exercised in full, the Shares not purchased under such options again shall be available for the purpose of the Plan."

         2. The third paragraph of Section 17 is hereby deleted and a new third paragraph of Section 17 is inserted in its place as follows:

                           "Adjustment under this Section 17 shall be made by
                  the Committee or the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event the Committee or Board do not otherwise act pursuant to its prescribed authority, that in the event of a stock split, the number of shares available under the Plan or subject to any individual limits or award type limitations shall be automatically adjusted to reflect the ratio of the stock split."

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

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         IN WITNESS WHEREOF, The Company has caused this Amendment Number Five to be executed by its duly authorized officer this 14th day of April, 2004.

                                     Countrywide Financial Corporation

                                     By: /s/ Thomas H. Boone
                                         ---------------------------------------
                                             Thomas H. Boone
                                             Managing Director,
                                             Chief Administrative Officer

/s/ Gerard A. Healy
--------------------------------
Gerard A. Healy
Assistant Secretary